EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2022-BNK39 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer, National Cooperative Bank, N.A., as NCB Master Servicer, LNR Partners, LLC, as General Special Servicer, Situs Holdings, LLC, as Excluded Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the One North Wacker Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the One North Wacker Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One North Wacker Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One North Wacker Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One North Wacker Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One North Wacker Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One North Wacker Mortgage Loan, KeyBank National Association, as Primary Servicer for the CX - 350 & 450 Water Street Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the CX - 350 & 450 Water Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the CX - 350 & 450 Water Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the CX - 350 & 450 Water Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the CX - 350 & 450 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CX - 350 & 450 Water Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Park Avenue Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Park Avenue Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park Avenue Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Park Avenue Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Park Avenue Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Park Avenue Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1201 Lake Robbins Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 1201 Lake Robbins Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1201 Lake Robbins Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1201 Lake Robbins Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1201 Lake Robbins Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1201 Lake Robbins Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 601 Lexington Avenue Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 601 Lexington Avenue Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 601 Lexington Avenue Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the 601 Lexington Avenue Mortgage Loan.

Dated: March 18, 2024

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)